UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-16759	35-1546989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Financial Plaza Terre Haute, Indiana 47807

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (812) 238-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2011, First Financial Corporation, an Indiana corporation (“First Financial”), completed its previously announced acquisition of Freestar Bank, National Association (“Freestar Bank”), pursuant to a Purchase and Assumption Agreement dated October 10, 2011 (the “Purchase Agreement”) by and between First Financial and PNB Holding Co, an Illinois corporation and sole shareholder of Freestar Bank (“PNB”). In connection with the Acquisition, First Financial paid PNB cash in the amount of $47 million and assumed certain liabilities of PNB in the aggregate amount of approximately $8.2 million. Immediately following the completion of the Acquisition on December 30, 2011, Freestar Bank was merged with and into First Financial Bank.

A copy of the First Financial press release dated January 5, 2012 announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(c) Not applicable.

(d) Exhibits.

99.1	PressRelease of First Financial Corporation dated January 5, 2012.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

FIRST FINANCIAL CORPORATION

By:	/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First Financial Corporation dated January 5, 2012

4